                                                                   EXHIBIT  23.2

                         Consent of Independent Auditors

We consent to the use of our report dated January 21, 2002, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 2001 in this Annual Report (Form 10-K) of CSX Corporation and subsidiaries (CSX).

We also consent to the incorporation by reference in each Form S-3 Registration Statement or Post-Effective Amendment (Registration Nos. 33-2084, 333-54700, 333-60134) and in each Form S-8 Registration Statement (Registration Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498, 33-41499, 33-41735, 33-41736,
33-57029, 333-09213, 333-73427, 333-73429, 333-32008, 333-43382, 333-48896 and
333-66604) of our report dated January 21, 2002, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 2001 included in this Annual Report (Form 10-K) of CSX for the fiscal year ended December 28, 2001.

\s\ Ernst & Young LLP                                   \s\ KPMG LLP
Jacksonville, Florida                                   Norfolk, Virginia
February 28, 2002                                       February 28, 2002